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PRESS RELEASE

FIRST SOUTHERN BANCSHARES, ANNOUNCES
MANAGEMENT CHANGE

FLORENCE, Ala.--April 9, 2001--First Southern  Bancshares, Inc. (Nasdaq:FSTH -
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news),  the  holding  company  for  First  Southern  Bank, announced  today  the
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resignation of Thomas  N. Ward  as Director, Executive Vice President and  Chief
Operating Officer, effective April 4, 2001. Mr. Ward, who was employed by First Southern Bank for over 20 years, intends to pursue other business interests. Mr. Ward's former duties will be shared by Robert C. Redd, President and Chief Executive Officer and other Officers of First Southern Bank.

Forward-looking Statement Safe-harbor Statement

This report may contain forward-looking statements that are subject to numerous assumptions, risks and uncertainties. Statements pertaining to future periods are subject to uncertainty because of the possibility of changes in underlying factors and assumptions. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: sharp and rapid changes in interest rates; significant changes in the economic scenario from the current anticipated scenario which could materially change anticipated credit quality trends and the ability to generate loans; significant delay in or inability to execute strategic initiatives designed to grow revenues and/or control expenses, and significant changes in accounting, tax or regulatory practices or requirements. Because of the risks and uncertainties inherent in forward- looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. The Company assumes no obligation to update any forward-looking statements.

Contact:  First Southern Bancshares, Florence
          Kaye Townsend, (256) 718-4277